Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

ARI ACQUIRES ASSETS OF INFO ACCESS

ARI Now the Top Supplier of Electronic Parts and Service Information for the Appliance Industry

Milwaukee, Wis., July 1, 2008 – ARI (OTCBB:ARIS), a leading provider of technology-enabled business solutions that connect equipment dealers, distributors and manufacturers, today announced that it has acquired certain assets of Info Access, the micropublishing division of Eye Communications, Inc., of Hartland, Wis.  Under the terms of the transaction, ARI will acquire all of the assets related to electronic parts catalog (EPC), electronic commerce and certification testing for service technicians.  Terms of the transaction were not disclosed.

“We are very pleased to add many of the employees and the customers of Info Access to the ARI family,” said Brian E. Dearing, ARI’s chairman and chief strategy and corporate development officer.  “We are committed to continuing to provide the stellar service and support that manufacturers like Whirlpool, Maytag, Electrolux, LG, U-Line, and Viking and their distributors and service agents have come to expect.  We also look forward to expanding our presence in the appliance industry with additional offerings, including our award-winning marketing services.”

Dearing said that the acquisition is expected to add more than $1 million in profitable revenue to ARI and is expected to be accretive to revenue and income per share within the first year.

“We are excited about entering a new vertical market,” said Roy W. Olivier, ARI’s president and chief executive officer.  “We are looking forward to integrating the Info Access operations and leveraging our position as the number one EPC supplier to the appliance industry.”

As part of the transaction, nine Eye Communications employees will join ARI, including Donald E. Grice, general manager of the micropublishing unit.  “I’m delighted to be joining forces with ARI,” said Grice, who will serve as business development manager – appliance industry for ARI.  “In addition to continuing to provide excellent service to our customers, we will now have the resources to deliver additional products and services to appliance manufacturers and distributors across the industry.”

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11425 WEST LAKE PARK  SUITE 900  MILWAUKEE, WI 53224-3025   414.973.4300   FAX 414.973-4357

______________________________________________________________________________________________________www.arinet.com

About ARI

ARI is a leading provider of electronic parts catalogs and marketing services to dealers, distributors and manufacturers in the manufactured equipment markets. ARI currently serves 76 manufacturers, 158 distributors worldwide and provides CD-ROM catalogs to more than 20,000 dealers, as well as internet catalogs to many additional dealers in about a dozen segments of the worldwide equipment market including outdoor power, power sports, motorcycles, ag equipment, marine, recreation vehicles, floor maintenance, auto and truck parts after-market and construction.  For more information on ARI, visit our website www.arinet.com.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company’s annual report on Form 10-KSB for fiscal year ended July 31, 2007 filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:

Nancy Krajcir-Bennett

ARI

Tel: (414) 973-4380

Fax: (414) 973-4357

Email: krajcir@arinet.com